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                                                                 EXHIBIT 10(x)


                         AMENDMENT TO EMPLOYMENT AGREEMENT

     THIS AMENDMENT is dated as of ________________ , 1998, and is between WINTHROP RESOURCES CORPORATION, a Minnesota corporation (the "Company") and John
L. Morgan, an individual residing in the State of Minnesota (the "Employee").

                                      RECITALS

A. Company and Employee are parties to an employment contract dated November 6, 1996 and amended as of February 28, 1997 (the "Employment Agreement");

B. The amendment dated as of February 28, 1997 was entered into in connection with the merger of the Company with a subsidiary of the current shareholder of the Company;

C. Pursuant to the Employment Agreement, as amended, in the absence of having Good Reason to terminate his employment Employee is obligated to continue employment with the Company through December 31, 1999;

D. Employee desires to terminate his employment with Company effective as of March 31, 1999 (which he believes to be in the best interests of the Company) and Company has agreed to such termination, but only upon the terms and conditions stated herein;

E. In exchange for agreeing to early termination of Employee's employment prior to the end of the scheduled term of the Employment Agreement, and in order to preserve the protections negotiated in connection with the merger of the Company with a subsidiary of the current shareholder of the Company, as much as practicable after Employee's termination of employment, Company desires assurance of the continued protections of Section 6.01 of the Employment Agreement for five years after Employee's termination of employment and, after due consideration, Employee agrees that this is a fair and reasonable protection for the Company;

NOW, THEREFORE, in consideration of the parties' agreement to be bound by the terms contained herein, the parties to the Employment Agreement agree as follows:

1. Employee's employment with Company is hereby terminated effective March 31, 1999 (the "Employment Termination Date"). Employee's termination of employment shall be deemed to be a voluntary termination of employment by Employee effective on the Employment Termination Date. Employee shall continue to perform his employment duties pursuant to the Employment Agreement through this Employment Termination Date and the Company shall continue to pay Employee his compensation and benefits due pursuant to the Employment Agreement through the Employment Termination Date. Effective immediately after Employee's Employment Termination Date, all compensation to Employee shall cease and all obligations of Employee under the Employment Agreement shall cease, except for the obligations identified in paragraphs 2-6 following, which shall survive termination of the Employment Agreement and Employee's employment.

2. Employee hereby agrees to extend the term of Section 6.01 of the Agreement (NonCompetition and NonSolicitation) and the term of Section 5.01 of the Agreement (Confidentiality) to be in effect for a period of five years after March 31, 1999, expiring on March 31, 2004, and the provisions of
     Article VIII shall continue to apply with respect to these continuing obligations. Employee also agrees that the NonCompetition obligations under
     Section 6.01 will extend to all leasing activity of any nature within the United States, but this shall not include real estate investment or leasing.

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3.   Employee hereby resigns his position as a member of the board of directors of the Company and as a member of the board of directors of TCF Financial Corporation, effective upon the date of this Amendment first set forth above. Employee hereby states that his resignation from the board of TCF Financial Corporation is not the result of a disagreement over operations, policies, or practices.

4. Employee agrees to assist the Company and to reasonably cooperate with the Company in connection with any pending or future litigation involving the Company in which the Company reasonably determines that Employee's assistance or cooperation would be beneficial to the Company or would aid in resolving the litigation. Any expenses incurred by Employee in such assistance shall be promptly reimbursed by the Company.

5. Company and Employee, in consideration of the commitments made herein, hereby fully release each other from any and all claims of any kind which either party may have against the other, except for violations, after the date hereof, of the Employment Agreement as amended by this Amendment.

6. The Company and Employee agree not to disparage or take any action which would damage the business or reputation of Employee or the Company or any of its affiliates.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

EMPLOYEE                 WINTHROP RESOURCES CORPORATION

                         By
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Address:
                         Its
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                         TCF FINANCIAL CORPORATION
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                         By
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                         Its
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